UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-13146	93-0816972
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035 (Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2019, The Greenbrier Companies, Inc. (“Greenbrier”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among Greenbrier, GBXL, LLC, an Oregon limited liability company and a wholly-owned subsidiary of Greenbrier (such subsidiary, together with Greenbrier, the “Company”), and American Railcar Industries, Inc., a North Dakota corporation (“Seller”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Company agreed to purchase Seller’s railcar and railcar components manufacturing business (the “Business”). The purchase and sale will be effected through the Company’s acquisition of the assets and assumption of the liabilities that are primarily related to the Business (the “Transaction”).

The gross purchase price to be paid by the Company at the closing of the Transaction (the “Closing”) in consideration for the Business (the “Purchase Price”) is expected to be approximately $430 million. The Purchase Price includes $30 million for capital expenditures on railcar lining operations and other facility improvements. The Purchase Price also includes the issuance by Greenbrier of a $50 million principal amount senior unsecured convertible promissory note (the “Convertible Note”). The Purchase Price is subject to a working capital and other customary post-Closing adjustments.

The Closing is subject to customary conditions, including, among other things, the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the absence of any law or order preventing the Closing, and the absence of a material adverse effect on the Business. The Purchase Agreement contains representations and warranties from both the Company and Seller and various covenants.

If the Transaction has not been consummated on or before the earlier of three months from the date of the Purchase Agreement and the date that is ten business days following Greenbrier’s receipt of a demand for additional information from the U.S. Department of Justice or U.S. Federal Trade Commission (the earlier of these events the “End Date”), then Greenbrier may extend the End Date by six months by delivering a $25 million non-refundable deposit to Seller (the “Deposit”) and agreeing to reimburse Seller for certain expenses. The Deposit shall be applied against the Purchase Price at the Closing or deemed to satisfy the termination fee (described below) upon a subsequent termination of the Purchase Agreement. If the Transaction has not been consummated before the End Date as initially extended by Greenbrier, then Greenbrier may extend the End Date by an additional three months.

The Purchase Agreement contains termination rights, including, among other rights, each party’s right to terminate the Purchase Agreement if the Transaction is not consummated by the End Date (as extended) (an “End Date Termination”) or if any governmental order prohibiting the Transaction becomes final and non-appealable or any law is in effect that renders the Transaction illegal (a “Governmental Order Termination”). Upon the occurrence of a Governmental Order Termination or an End Date Termination where at such date the parties have failed to obtain approval under the HSR Act, then Greenbrier will be required to pay a termination fee to Seller in the amount of $25 million unless the Deposit has been previously delivered. Subject to the limitations set forth in the Purchase Agreement, each of the Company and Seller have agreed to indemnify the other party following the Closing against certain losses resulting from breaches of specified representations and warranties made by the indemnifying party, and the non-fulfillment by the indemnifying party of certain obligations in the Purchase Agreement.

As indicated above, as partial consideration for the Transaction, Greenbrier expects to deliver to Seller at the Closing the Convertible Note. After its issuance, the Convertible Note will accrue interest at a rate of 2.25% per annum, which interest is payable semi-annually. The Convertible Note is expected to mature on the fifth anniversary of the Closing and will not be redeemable by Greenbrier prior to its maturity. The Convertible Note will be convertible into shares of Greenbrier’s common stock as further described under Item 3.02 below.    The Convertible Note is expected to provide that if Greenbrier undergoes certain fundamental changes prior to its maturity, then the Convertible Note holder will have the option to require Greenbrier to repurchase up to all of the note for cash at 100% of the applicable principal amount, plus accrued and unpaid interest. The Convertible Note provides for customary events of default as set forth therein.

The foregoing descriptions of the Purchase Agreement and the Convertible Note do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and the Form of Convertible Note which are filed herewith as Exhibit 2.1 and Exhibit 4.1, respectively, and are incorporated herein by reference. To the extent required by Item 1.01 of Form 8-K, the information contained in (or incorporated by reference into) Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01 of this Current Report on Form 8-K, as partial consideration for the Transaction, Greenbrier expects to issue and deliver to Seller the Convertible Note at the Closing.

The Form of Convertible Note is filed herewith as Exhibit 4.1, and is incorporated herein by reference. To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

If the Transaction is consummated, the Convertible Note is expected to be issued to Seller at Closing in reliance on a private placement exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to its terms, the Convertible Note and any common stock issuable upon its conversion may be offered and resold only in transactions that are exempt from registration under the Securities Act and other applicable securities laws.

When issued, the Convertible Note will be convertible into shares of Greenbrier’s common stock commencing six months from the date of its issuance. The Convertible Note will be convertible into shares of Greenbrier’s common stock at an initial conversion rate which will be established using a 32.5% premium over a 20-day volume weighted average share price. The conversion rate will be subject to adjustments as provided for in the Convertible Note.

Upon a conversion of the Convertible Note, Greenbrier may elect to pay or deliver, cash, shares of its common stock or a combination thereof. If Greenbrier undergoes certain types of make-whole fundamental changes (a “Change”), then in certain circumstances the Company will pay a make-whole premium upon the conversion of the Convertible Note in connection with such Change by increasing the conversion rate on the Convertible Note. The amount of the premium, if any, will be based on the price paid, or deemed to be paid, per share of Greenbrier’s common stock in the transaction constituting the Change and the effective date of the Change.

The foregoing description of the Convertible Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Convertible Note, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

To the extent required by Item 3.02 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On April 18, 2019, the Company issued a press release announcing the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including the information contained in Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

2.1	Asset Purchase Agreement, dated as of April 17, 2019, by and among The Greenbrier Companies, Inc., GBXL, LLC, and American Railcar Industries, Inc.

4.1	Form of Convertible Promissory Note to be issued by The Greenbrier Companies, Inc. to American Railcar Industries, Inc.

99.1	Press release of The Greenbrier Companies, Inc., dated April 18, 2019

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K concerning the possible transaction with American Railcar Industries, Inc. (the “Transaction”), including, without limitation, the expected issuance of a convertible promissory note in connection therewith, are based on management’s current expectations, estimates, beliefs and assumptions, involve material risks and uncertainties, and are subject to materially change based on various factors, including, without limitation: the timing of and any potential delay in consummating the Transaction; the risk that the Transaction may not close due to, among other potential factors, the failure to satisfy conditions to closing or the termination of the purchase agreement pursuant to which the Transaction is expected to occur; the risk that a required regulatory approval that may be required for the Transaction to be consummated is delayed, not obtained or obtained subject to conditions that are not anticipated; and other risks. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Unless required by law, Greenbrier undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC. (Registrant)

Date: April 18, 2019	By:	/s/ Adrian J. Downes
Adrian J. Downes
Senior Vice President,
Acting Chief Financial Officer and Chief Accounting Officer

5